Authorization for Attorney-in-Fact to Sign Registration Statement on Behalf of President

(Chief Executive Officer) and Treasurer, Controller and Chief Financial Officer

VOTED:	That the President (Chief Executive Officer) and the Treasurer, Controller and Chief Financial Officer of Bishop Street Funds (the “Trust”) are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Trust’s registration statements on Forms N-1A or N-14 and any amendments thereto.